Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Strata Capital Corporation

We hereby consent to the inclusion in this Registration Statement on Form S-1 (021-118519) of Strata Capital Corporation, of our report dated April 21, 2010 relating to the financial statements of LyfeTec, Inc. as of December 31, 2009 and from the period from February 2, 2009 (Inception) to December 31, 2009, which appear in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

April 22, 2010

Daszkal Bolton LLP
Boca Raton, Florida